QuickLinks -- Click here to rapidly navigate through this document

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ALPHATEC HOLDINGS, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	20-2463898
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2051 Palomar Airport Road Carlsbad, CA 92011 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-131609

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.0001 par value
(Title of class)

Item 1. Description of the Registrant's Securities to be Registered

        The description of the Common Stock of the Registrant set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-131609) as filed with the Securities and Exchange Commission on February 6, 2006, as amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

        The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number		Description
3.2	*	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon completion of the offering made under the Registration Statement
3.4	*	Restated By-laws of the Registrant to be effective upon the completion of the offering made under the Registration Statement
4.1	*	Form of Common Stock Certificate

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPHATEC HOLDINGS, INC.
By:	/s/ RONALD G. HISCOCK Ronald G. Hiscock President and Chief Executive Officer
Date: May 26, 2006

Exhibit Index

Exhibit Number		Description
3.2	*	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon completion of the offering made under the Registration Statement
3.4	*	Restated By-laws of the Registrant to be effective upon the completion of the offering made under the Registration Statement
4.1	*	Form of Common Stock Certificate

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement.

QuickLinks

SIGNATURE
Exhibit Index